UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2005 (July 26, 2005)

J. ALEXANDER’S CORPORATION

(Exact name of registrant as specified in its charter)

Tennessee	1-08766	62-0854056

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3401 West End Avenue, Suite 260, P.O. Box 24300, Nashville, Tennessee 37202

(Address of principal executive offices) (Zip Code)

(615) 269-1900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On July 26, 2005, the Board of Directors of J. Alexander’s Corporation (the “Company”) approved the grant of an option to purchase 1,000 shares of the Company’s Common Stock at an exercise price of $9.03 per share, the closing sales price of the Common Stock on the American Stock Exchange on the date of grant, to each of the Company’s non-employee directors, including E. Townes Duncan, Joseph N. Steakley, Garland Fritts, Brenda Rector, and J. Bradbury Reed. The options were granted pursuant to the Company’s 2004 Equity Incentive Plan and become exercisable on the first anniversary of the date of grant, or earlier upon a change in control as defined in the 2004 Equity Incentive Plan.

     Each recipient’s option award agreement contains provisions dealing with, among other things, (i) the effect on the award of the termination of service as a director, (ii) transferability of the option and (iii) the manner in which the recipient can exercise the option. The form of Non-Qualified Stock Option Agreement for these options is filed herewith as Exhibit 10.1.

Item 2.02. Results of Operations and Financial Condition.

     On July 27, 2005, J. Alexander’s Corporation issued a press release announcing its financial results for the second quarter ended July 3, 2005, the text of which is set forth in Exhibit 99.1.

Item 7.01. Regulation FD Disclosure.

     J. Alexander’s Corporation’s press release announcing its financial results for the second quarter and year ended July 3, 2005 is furnished as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits:

          10.1      Form of Directors’ Non-Qualified Stock Option Agreement. Incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 10, 2004.

          The following exhibit is furnished herewith:

          99.1      Press Release dated July 27, 2005.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 29, 2005	J. ALEXANDER’S CORPORATION
	By:	/s/ R. Gregory Lewis
R. Gregory Lewis
Chief Financial Officer, Vice President of Finance and Secretary

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Directors’ Non-Qualified Stock Option Agreement. Incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 10, 2004.
99.1	Press Release issued by J. Alexander’s Corporation dated July 27, 2005

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